Exhibit 99.1

Contacts:
Bassett Furniture Industries, Inc.	J. Michael Daniel
P.O. Box 626	Senior Vice President and
Bassett, VA 24055	Chief Financial Officer
(276) 629-6620 – Investors
mdaniel@bassettfurniture.com

Peter D. Morrison Vice President of Communications (276) 629-6450 – Media

For immediate release

Bassett Reports Fiscal Year 2025 Third Quarter Results

(Bassett, Va.) – October 8, 2025 – Bassett Furniture Industries, Inc. (Nasdaq: BSET) reported today its results of operations for its third quarter ended August 30, 2025.

Q3 Consolidated Business Highlights: [FY 25 vs. FY 24, unless otherwise specified]

●	Revenues increased 5.9% from the prior year quarter. Excluding sales from Noa Home Inc., which closed in late 2024, consolidated revenues increased 7.3%.
●

Operating income was $0.6 million, or 0.7% of sales as compared to a loss of $(6.4) million for the prior year quarter, which included a $1.2 million loss on a logistical services contract which the Company abandoned, and various costs associated with a cyber incident that suspended all financial systems and manufacturing for 7 days.

●

Gross margin at 56.2% represented a 320-basis point improvement over the prior year primarily due to improved margins in the wholesale business and the fact that the prior year quarter included approximately $0.6 million of manufacturing wages paid during the above-mentioned cyber shutdown.

●

Selling, general and administrative expenses were 55.4% of sales, 420 basis points lower than the prior year, reflecting benefits from the prior year restructuring plan and ongoing cost containment activities, greater leverage of fixed costs from higher sales levels, as well as the costs associated with the cyber incident in the prior year period.

●	Diluted earnings per share of $0.09, compared to a loss of $(0.52) in the prior year.

Fiscal 2025 Third Quarter Overview

(Dollars in millions)

	Sales				Operating Income (Loss)
	3rd Qtr		Dollar	%	3rd Qtr	% of	3rd Qtr	% of
	2025	2024	Change	Change	2025	Sales	2024	Sales
Consolidated (1)	$80.1	$75.6	$4.5	5.9%	$0.6	0.7%	$(6.4)	-8.4%

Wholesale	$50.8	$47.8	$3.0	6.2%	$8.1	15.9%	$4.4	9.2%

Retail	$51.9	$47.3	$4.6	9.8%	$(0.3)	-0.6%	$(2.8)	-5.9%

Corporate & Other (2)	$-	$1.0	$(1.0)	-100.0%	$(7.5)	N/A	$(7.0)	N/A

(1)

Our consolidated results for the quarter include certain intercompany eliminations.  See Table 4, "Segment Information" below for an illustration of the effects of these items on our consolidated sales and operating income.

(2)	Corporate and Other includes the operations of Noa Home Inc. (fiscal 2024 only) along with the shared Corporate costs that are benefiting both the Wholesale and Retail segments.

“We’re pleased to report increases in revenue, operating income and gross margin this quarter, despite a continued challenging environment for home furnishings sales,” said Robert H. Spilman, Jr., Bassett Chairman and Chief Executive Officer. “We remain nimble in managing Bassett’s business by introducing new products that are resonating with the consumer, becoming more aggressive in marketing and e-commerce, and adjusting to the difficult circumstances affecting components in the supply chain. Our US manufacturing base positions us well to serve wholesale and retail customers with custom furniture and design services.”

Conference Call and Webcast

The Company will hold a conference call to discuss its quarterly results on October 9, 2025, at 9:00 am ET. The public is invited to listen to the conference call by webcast, accessible through the Company’s investor relations website, https://investors.bassettfurniture.com/. Participants can also listen to the conference call via https://edge.media-server.com/mmc/p/n628wkii. A replay and transcript of the conference call will be available on demand on the investor relations site.

About Bassett Furniture Industries, Inc.

Bassett Furniture Industries, Inc. (NASDAQ: BSET) is a leading provider of high-quality home furnishings with a wide range of distribution types. Bassett sales approximately 60% of its products through its network of 86 company- and licensee-owned stores which feature the latest on-trend furniture styles, the Company’s capabilities in custom furniture design and manufacturing, free in-home design visits, and coordinated decorating accessories in a professional and friendly environment. Bassett also has a significant traditional wholesale business with more than 1,000 open market accounts. Most of the open market sales are through Bassett Design Centers and Bassett Custom Studios which function as a store within a multi-line store featuring the Company’s custom furniture capabilities. The wholesale business, including the Lane Venture outdoor brand, also services general furniture stores and a growing number of interior design firms. Bassett products are also directly available to consumers at www.bassettfurniture.com. (BSET-E)

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results or changes in operations for periods beyond the end of the third fiscal quarter of 2025, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, Bassett claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. In many cases, Bassett cannot predict what factors would cause actual results to differ materially from those indicated in the forward-looking statements. Expectations included in the forward-looking statements are based on preliminary information, as well as certain assumptions which management believes to be reasonable at this time. The following important factors affect Bassett and could cause actual results to differ materially from those indicated in the forward looking statements: the effects of national and global economic or other conditions and future events on the retail demand for home furnishings and the ability of Bassett’s customers and consumers to obtain credit; the success of marketing, logistics, retail and other initiatives; and the economic, competitive, governmental and other factors identified in Bassett’s filings with the Securities and Exchange Commission. Any forward-looking statement that Bassett makes speaks only as of the date of such statement, and Bassett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indication of future performance, unless expressed as such, and should only be viewed as historical data.

Table 1
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations - unaudited
(In thousands, except for per share data)

	Quarter Ended				Nine Months Ended*
	August 30, 2025		August 31, 2024		August 30, 2025		August 31, 2024
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales

Net sales of furniture and accessories	$80,103	100.0%	$75,619	100.0%	$246,613	100.0%	$245,583	100.0%
Cost of furniture and accessories sold	35,109	43.8%	35,526	47.0%	107,880	43.7%	113,863	46.4%
Gross profit	44,994	56.2%	40,093	53.0%	138,733	56.3%	131,720	53.6%

Selling, general and administrative expenses	44,401	55.4%	45,210	59.8%	133,188	54.0%	142,141	57.9%
Loss on contract abandonment	-	0.0%	1,240	1.6%	-	0.0%	1,240	0.5%
Asset impairment charges	-	0.0%	-	0.0%	-	0.0%	5,515	2.2%
Income (loss) from operations	593	0.7%	(6,357)	-8.4%	5,545	2.2%	(17,176)	-7.0%

Interest income	472	0.6%	692	0.9%	1,552	0.6%	2,075	0.8%
Other income (loss), net	30	0.0%	(109)	-0.1%	(851)	-0.3%	(489)	-0.2%
Income (loss) before income taxes	1,095	1.4%	(5,774)	-7.6%	6,246	2.5%	(15,590)	-6.3%

Income tax expense (benefit)	294	0.4%	(1,269)	-1.7%	1,673	0.7%	(2,691)	-1.1%
Net income (loss)	801	1.0%	(4,505)	-6.0%	4,573	1.9%	(12,899)	-5.3%

Basic and diluted earnings (loss) per share	$0.09		$(0.52)		$0.53		$(1.48)

*39 weeks in fiscal 2025 versus 40 weeks in fiscal 2024.

Table 2
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	August 30, 2025	November 30, 2024
Assets
Current assets
Cash and cash equivalents	$34,413	$39,551
Short-term investments	20,221	20,360
Accounts receivable, net	13,135	13,181
Inventories, net	61,459	54,965
Recoverable income taxes	4,255	4,240
Other current assets	7,537	9,242
Total current assets	141,020	141,539

Property and equipment, net	74,665	77,047

Other long-term assets
Deferred income taxes, net	5,560	6,867
Goodwill	7,217	7,217
Intangible assets	6,924	6,968
Right of use assets under operating leases	80,587	93,624
Other	8,268	7,908
Total long-term assets	108,556	122,584
Total assets	$324,241	$341,170

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,425	$13,303
Accrued compensation and benefits	8,497	6,898
Customer deposits	23,149	25,742
Current portion of operating lease obligations	19,548	18,050
Other accrued expenses	7,656	9,410
Total current liabilities	73,275	73,403

Long-term liabilities
Post employment benefit obligations	11,087	10,882
Long-term portion of operating lease obligations	73,198	88,395
Other long-term liabilities	963	1,163
Total long-term liabilities	85,248	100,440

Stockholders’ equity
Common stock	43,378	43,681
Retained earnings	121,583	122,847
Additional paid-in-capital	-	6
Accumulated other comprehensive income	757	793
Total stockholders' equity	165,718	167,327
Total liabilities and stockholders’ equity	$324,241	$341,170

Table 3
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows - unaudited
(In thousands)

	Nine Months Ended*
	August 30, 2025	August 31, 2024
Operating activities:
Net income (loss)	$4,573	$(12,899)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,626	7,613
Asset impairment charges	-	5,515
Inventory valuation charges	1,726	4,954
Deferred income taxes	1,307	(2,765)
Other, net	841	937
Changes in operating assets and liabilities:
Accounts receivable	46	762
Inventories	(8,220)	1,890
Other current and long-term assets	1,690	(1,213)
Right of use assets under operating leases	12,768	13,029
Customer deposits	(2,593)	912
Accounts payable and other liabilities	393	(5,364)
Obligations under operating leases	(13,431)	(15,694)
Net cash provided by (used in) operating activities	5,726	(2,323)

Investing activities:
Purchases of property and equipment	(3,737)	(4,720)
Other	(408)	(909)
Net cash used in investing activities	(4,145)	(5,629)

Financing activities:
Cash dividends	(5,210)	(4,909)
Other issuance of common stock	249	275
Repurchases of common stock	(1,522)	(1,127)
Taxes paid related to net share settlement of equity awards	(136)	(161)
Repayments of finance lease obligations	(100)	(210)
Net cash used in financing activities	(6,719)	(6,132)
Effect of exchange rate changes on cash and cash equivalents	-	6
Change in cash and cash equivalents	(5,138)	(14,078)
Cash and cash equivalents - beginning of period	39,551	52,407
Cash and cash equivalents - end of period	$34,413	$38,329

*39 weeks in fiscal 2025 versus 40 weeks in fiscal 2024.

Table 4
BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Segment Information - unaudited
(In thousands)

	Quarter Ended		Nine Months Ended*
	August 30, 2025	August 31, 2024	August 30, 2025	August 31, 2024
Sales Revenue
Wholesale sales of furniture and accessories	$50,787	$47,828	$157,943	$155,138
Less: Sales to retail segment	(22,575)	(20,453)	(70,747)	(64,967)
Wholesale sales to external customers	28,212	27,375	87,196	90,171
Retail sales of furniture and accessories	51,891	47,256	159,417	151,478
Corporate & Other - Noa Home (1)	-	988	-	3,934
Consolidated net sales of furniture and accessories	$80,103	$75,619	$246,613	$245,583

Income (Loss) before Income Taxes
Income (Loss) from Operations
Wholesale	$8,055	$4,440	$25,030	$16,886
Retail	(333)	(2,840)	101	(6,674)
Net expenses - Corporate and other (1)	(7,419)	(6,963)	(20,166)	(21,500)
Inter-company elimination	290	246	580	867
Loss on contract abandonment	-	(1,240)	-	(1,240)
Asset impairment charges	-	-	-	(5,515)
Consolidated income (loss) from operations	593	(6,357)	5,545	(17,176)

Interest income	472	692	1,552	2,075
Other loss, net	30	(109)	(851)	(489)
Consolidated income (loss) before income taxes	$1,095	$(5,774)	$6,246	$(15,590)

*39 weeks in fiscal 2025 versus 40 weeks in fiscal 2024.

(1)	Corporate and Other includes the operations of Noa Home Inc. (fiscal 2024 only) along with the shared Corporate costs that are benefiting both the Wholesale and Retail segments.